EXHIBIT 1.b


                               ABN AMRO BANK N.V.



                       Global Medium-Term Notes, Series A


                          U.S. DISTRIBUTION AGREEMENT



                                                              o, 2002


To the Agents listed on the
       signature page hereof


Dear Sirs and Mesdames:

     ABN AMRO Bank N.V., a public limited liability company incorporated under the laws of The Netherlands (the "Bank"), confirms its agreement with the Agents with respect to the issue and sale from time to time by the Bank primarily inside the United States (each, an "offering") of up to $2,073,000,000 (or the equivalent thereof in one or more foreign currencies) aggregate initial public offering price of its Global Medium-Term Notes, Series A, due more than 9 months from the date of issue (the "Notes"), subject to reduction as a result of the sale by the Bank of (i) Global Medium-Term Notes, Series B, to be sold primarily outside the United States, and (ii) any other debt securities sold pursuant to the Bank's Registration Statement No. 333-o

     The Notes will be issued as senior indebtedness of the Bank pursuant to the provisions of an indenture dated as of November 27, 2000, between the Bank and JPMorgan Chase Bank, formerly The Chase Manhattan Bank, as trustee (the "Trustee") (as may be supplemented or amended from time to time, the "Indenture").

     The Notes will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Base Prospectus referred to below.

         For each offering of the Notes, the Bank will appoint, pursuant to a Selling Agency Invitation (substantially in the form of Exhibit A), some or all of the Agents as the Bank's exclusive selling agents for the purposes of soliciting and receiving offers to purchase Notes from the Bank by others. On the basis of the




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representations and warranties herein contained, but subject to the terms and conditions herein set forth, you agree, upon such appointment, to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Bank at such times and in such amounts as the Bank shall from time to time specify. In addition, you may also purchase Notes as principal pursuant to the terms of a terms agreement relating to such sale (a "Terms Agreement") in accordance with the provisions of Section 2(b) hereof.

     The Bank has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Notes. Such registration statement, including the exhibits thereto, as amended at the Commencement Date (as hereinafter defined), is hereinafter referred to as the "Registration Statement." The Bank proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes. The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Base Prospectus." The term "Prospectus" means the Base Prospectus together with the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to the Notes, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. As used herein, the terms "Base Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Base Prospectus by the Bank with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If the Bank has filed an abbreviated registration statement to register additional Notes pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

     1. Representations and Warranties. The Bank represents and warrants to and agrees with you as of the Commencement Date, as of each date on which you solicit offers to purchase Notes following receipt of a Selling Agency Invitation, as of each date on which the Bank accepts an offer to purchase Notes (including any purchase by you as principal pursuant to a Terms Agreement), as of each date the Bank issues and delivers Notes and as of each date the Registration Statement or the Base Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Base Prospectus and the Prospectus, each as amended or supplemented to each such date):



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     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

     (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that (1) the representations and warranties set forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to you furnished to the Bank in writing by you expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee and (2) the representations and warranties set forth in clauses (ii), (iii) and (iv) above, when made as of the Commencement Date or as of any date on which you solicit offers to purchase Notes or on which the Bank accepts an offer to purchase Notes, shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Base Prospectus.

     (c) The Bank has been duly created and is validly existing as a limited liability company incorporated under the laws of The Netherlands and has the power and authority (corporate and other) to own its properties and conduct its businesses as described in the Prospectus.

     (d) Each subsidiary of the Bank has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation (where such legal concept has relevance), has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires qualification, except to the extent that the failure to be so


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qualified or be in good standing would not have a material adverse effect on the Bank and its subsidiaries, taken as a whole.

     (e) Each of this Agreement and any applicable Written Terms Agreement (as hereinafter defined) has been duly authorized, executed and delivered by the Bank.

     (f) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Bank and is a valid and binding agreement of the Bank, enforceable in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law.

     (g) The forms of Notes have been duly authorized and established in conformity with the provisions of the Indenture and, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Bank, enforceable in accordance with their respective terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law.

     (h) The execution and delivery by the Bank of this Agreement, the Notes, the Indenture and any applicable Written Terms Agreement and the performance by the Bank of its obligations under this Agreement, the Notes, the Indenture, and any applicable Terms Agreement will not contravene any provision of applicable law or the articles of association of the Bank or any agreement or other instrument binding upon the Bank or any of its subsidiaries that is material to the Bank and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Bank or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Bank of its obligations under this Agreement, the Notes, the Indenture, and any applicable Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes; provided, however, that no representation is made or warranty given as to whether the purchase of the Notes constitutes a "prohibited transaction" under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.



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     (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Bank and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

     (j) There are no legal or governmental proceedings pending or threatened to which the Bank or any of its subsidiaries is a party or to which any of the properties of the Bank or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

     (k) Each of the Bank and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Bank and its subsidiaries, taken as a whole.

     (l) Each of ABN AMRO Incorporated, ABN AMRO Rothschild LLC, and ABN AMRO Financial Services, Inc. is registered as a broker-dealer and investment adviser with the Commission, is registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the New York Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

     (m) The Bank is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be required to register as, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

Notwithstanding the foregoing, it is understood and agreed that the representations and warranties set forth in Section 1(b)(ii), (iii) and (iv) and 1(g) (except as to due authorization of the Notes) and 1(h), when made as of the Commencement Date, or as of any date on which you solicit offers to purchase Notes, with respect to any Notes the payments of principal or interest on which, or any other payments with respect to which, will be determined by reference to one or more currency exchange rates, commodity prices, securities of entities unaffiliated with the Bank, baskets of such securities, equity indices or other factors, shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission.


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     2. Solicitations as Agents; Purchases as Principal.

     (a) Solicitations as Agents. In connection with your actions as selling agents upon appointment pursuant to a Selling Agency Invitation, you agree to use reasonable efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

     The Bank reserves the right, in its sole discretion, to instruct you to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of at least one business day's prior notice from the Bank, you will forthwith suspend solicitations of offers to purchase Notes from the Bank until such time as the Bank has advised you that such solicitation may be resumed. While such solicitation is suspended, the Bank shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c); provided, however, that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for (i) a change in the interest rates, redemption provisions or maturities offered on the Notes, or (ii) for a change you deem to be immaterial), you shall not be required to resume soliciting offers to purchase Notes until the Bank has delivered such certificates, opinions and letters as you may request.

     The Bank agrees to pay to you, as consideration for the sale of each security resulting from a solicitation made or an offer to purchase received by you in connection with an offering in which you were appointed as a selling agent under a Selling Agency Invitation, a commission in the form of a discount from the purchase price of such security equal to between 1% and 4% (depending upon such Note's maturity) of the principal amount of such Note (provided that the commission for Notes having a maturity of 30 years or greater will be negotiated) or such other discount as may be specified in the Prospectus Supplement relating to such Note.

     You shall communicate to the Bank, orally or in writing, each offer to purchase Notes received by you as agent that in your judgment should be considered by the Bank. The Bank shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. You shall have the right to reject any offer to purchase Notes that you consider to be unacceptable, and any such rejection shall not be deemed a breach of your agreements contained herein. The procedural details relating to the issue and delivery of Notes sold by you as agent and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

     (b) Purchases as Principal. Each sale of Notes to you as principal shall be made in accordance with the terms of this Agreement. In connection with each such sale, the Bank will enter into a Terms Agreement that will provide for the


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sale of such Notes to and the purchase thereof by you. Each Terms Agreement will take the form of either (i) a written agreement between you and the Bank, which may be substantially in the form of Exhibit A hereto (a "Written Terms Agreement"), or (ii) an oral agreement between you and the Bank confirmed in writing by you to the Bank.

     Your commitment to purchase Notes as principal pursuant to a Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Bank herein contained and shall be subject to the terms and conditions herein set forth. Each Note Terms Agreement shall specify the principal amount of Notes to be purchased by you pursuant thereto, the maturity date of such Notes, the price to be paid to the Bank for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each such Terms Agreement may also specify any requirements for officers' certificates, opinions of counsel and letters from the independent auditors of the Bank pursuant to Section 4 hereof. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes, as the case may be, by you.

     Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes, as the case may be. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by you as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for Notes to be purchased by you as principal pursuant to a Terms Agreement, as the case may be, is referred to herein as a "Settlement Date."

     Unless otherwise specified in a Terms Agreement, if you are purchasing Notes, as principal you may resell such Notes to other dealers. Any such sales may be at a discount, which shall not exceed the amount set forth in the Prospectus Supplement relating to such Notes.

     (c) Administrative Procedures. You and the Bank agree to perform the respective duties and obligations specifically provided to be performed in the Global Medium-Term Notes, Series A, Administrative Procedures (attached hereto as Exhibit B) (the "Administrative Procedures"), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Bank and you.

     (d) Delivery. The documents required to be delivered by Section 4 of this Agreement as a condition precedent to your obligation to begin soliciting offers to purchase Notes as agent of the Bank upon receipt of a Selling Agency Invitation shall be delivered at the office of Davis Polk & Wardwell, not later than 4:00 p.m., New York time, on the date hereof, or at such other time and/or place as you and the Bank may agree upon in writing, but in no event later than the day


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prior to the earlier of (i) the date on which you begin soliciting offers to purchase Notes pursuant to such Offering and (ii) the first date on which the Bank accepts any offer by you to purchase Notes as principal. The date of delivery of such documents is referred to herein as the "Commencement Date."

     3. Agreements. The Bank agrees with you that:

     (a) Prior to the termination of any offering of the Notes pursuant to this Agreement or any Terms Agreement, the Bank will not file any Prospectus Supplement relating to the Notes or any amendment to the Registration Statement unless the Bank has previously furnished to you a copy thereof for your review and will not file any such proposed supplement or amendment to which you reasonably object; provided, however, that the foregoing requirement shall not apply to any of the Bank's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 13(f), 14 or 15(d) of the Exchange Act, copies of which filings the Bank will cause to be delivered to you promptly after being transmitted for filing with the Commission. Subject to the foregoing sentence, the Bank will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Bank will promptly advise you (i) of the filing of any amendment or supplement to the Base Prospectus, (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Base Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Bank of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Bank will use its reasonable best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as practicable the withdrawal thereof. If the Base Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, you shall not be obligated to solicit offers to purchase Notes so long as you are not reasonably satisfied with such document.

     (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in your opinion or in the opinion of the Bank, it is necessary at any time to amend or supplement the Prospectus, as then amended or


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supplemented, to comply with applicable law, the Bank will immediately notify you by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Bank, you shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If the Bank shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, it shall so advise you promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to you, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to you in such quantities as you may reasonably request. If any documents, certificates, opinions and letters furnished to you pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to you, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, you will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this
Section 3(b), until the distribution of any Notes you may own as principal has been completed, if any event described above in this paragraph (b) occurs, the Bank will, at its own expense, forthwith prepare and cause to be filed as soon as practicable with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to you, will supply such amended or supplemented Prospectus to you in such quantities as you may reasonably request and shall furnish to you pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) such documents, certificates, opinions and letters as you may request in connection with the preparation and filing of such amendment or supplement.

     (c) The Bank will make generally available to its security holders and to you as soon as practicable earning statements that satisfy the provisions of
Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, on the earlier of January 1, or July 1 with respect to each sale of Notes.

     (d) The Bank will furnish to each Agent, without charge, (i) a signed copy of the Registration Statement, including exhibits and all amendments thereto, and as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request and (ii) in connection with any purchase of Notes pursuant to a Terms Agreement or solicitation of an offer to purchase Notes that is accepted by the Bank, prior to 10:00 a.m. New York City time on the business day next succeeding the date of such Terms Agreement or the acceptance of such offer, as many copies of the Prospectus, as then amended or supplemented (including the


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Prospectus Supplement relating to the Notes to be purchased pursuant to such
Terms Agreement or accepted offer), as you may reasonably request.

     (e) The Bank will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to maintain such qualifications for as long as you shall reasonably request.

     (f) During the term of this Agreement, the Bank shall furnish to you such relevant documents and certificates of officers of the Bank relating to the business, operations and affairs of the Bank, the Registration Statement, the Base Prospectus, any amendments or supplements thereto, the Indenture, the Notes, this Agreement, the Administrative Procedures, any Terms Agreement and the performance by the Bank of its obligations hereunder or thereunder as you may from time to time reasonably request.

     (g) The Bank shall notify you promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded the Bank or any of the Bank's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

     (h) The Bank will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes,
(iii) the fees and disbursements of the Bank's counsel and accountants, of the Trustees and their counsel, (iv) the qualification of the Notes under securities or Blue Sky laws in accordance with the provisions of Section 3(e), including filing fees and the fees and disbursements of your counsel in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda, (v) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to you of copies of the Indenture, and any Blue Sky or Legal Investment Memoranda, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., (ix) the fees and disbursements of your counsel incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder, and (x) any reasonable out-of-pocket expenses incurred by you; provided that any advertising expenses incurred by you shall have been approved by the Bank.



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     (i) During the period beginning on the date of any Terms Agreement and continuing to and including the Settlement Date with respect to such Terms Agreement, the Bank will not, without your prior consent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Bank substantially similar to the Notes set forth in such Terms Agreement (other than (A) the Notes that are to be sold pursuant to such Terms Agreement, (B) Notes previously agreed to be sold by the Bank and (C) commercial paper issued in the ordinary course of business).

     4. Conditions of the Obligations of the Agents. Your obligation to solicit offers to purchase Notes as agent of the Bank in connection with any offering of Notes with respect to which you have received a Selling Agency Invitation and your obligation to purchase Notes as principal pursuant to any Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Bank herein, to the accuracy of the statements of the Bank's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Bank of all covenants and agreements herein contained on its part to be performed and observed (in the case of your obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of your obligation to purchase Notes, at the time the Bank accepts the offer to purchase such Notes and at the time of issuance and delivery) and (in each case) to the following additional conditions precedent when and as specified below:

     (a) Prior to such solicitation or purchase, as the case may be:

          (i) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Bank and its subsidiaries, taken as a whole, from that set forth in the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as so amended or supplemented;

          (ii) there shall not have occurred any of the following: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Euronext Amsterdam N.V.; (b) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or on commercial banking activities in The Netherlands declared by Dutch authorities; and (c) any outbreak or material escalation of hostilities or other national or international calamity or crisis the effect of which shall be such as to make it, in your judgment, impracticable or inadvisable to proceed with the


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     purchase of the Notes by you on the terms and in the manner contemplated in the Prospectus; and

          (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Bank or any of the Bank's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

     (A) except, in each case described in paragraph (i), (ii) or (iii) above, as disclosed to you in writing by the Bank prior to such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made or (B) the relevant event shall have occurred and been known to you prior to such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made.

     (b) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, you shall have received:

          (i) The opinion, dated as of such date, of Clifford Chance Limited Liability Partnership, special Dutch counsel to the Bank, or of other counsel satisfactory to you and who may be an officer of the Bank, to the effect that:

               (A) the Bank is: (i) registered as a public limited liability company with limited liability (naamloze vennootschap), (ii) founded by Royal Decree No. 163 dated March 29, 1824 and duly incorporated by deed dated February 7, 1825, (iii) validly existing under the laws of The Netherlands, and (iv) licensed as a credit institution (kredietinstelling) under the Act on the Supervision of Credit Institutions (Wet Toezicht Kredietwezen) ("ASCI") and registered as such in the register as referred to in Article 52 of the ASCI. The Bank has:

                    (1) corporate power and corporate capacity to execute and
               deliver the Indenture, the Notes, this Agreement and any applicable Written Terms Agreement, authorize the distribution of the Prospectus on its behalf, undertake and perform the obligations expressed to be assumed by it in the Indenture, the Notes, this Agreement and any applicable Written Terms Agreement (including the issue of the Notes); and

                    (2) taken all internal corporate action required by the
               Articles of Association and by Dutch corporate law to authorize the form of the Notes and to authorize, execute and deliver the Indenture, this Agreement and any applicable Written Terms Agreement.

               (B) each of the Indenture, this Agreement, and any applicable Written Terms Agreement has been validly executed on behalf of the Bank and constitutes the valid and legally binding obligations of the Bank, enforceable in accordance with its terms.

               (C) no authorisations, licences, approvals, orders or consents, registrations, recordations or filings with any court, governmental authority, bureau, official agency or body in The Netherlands are required under the laws and regulations of The Netherlands for (or in connection with):

                    (1) the distribution by or on behalf of the Bank of the
               Prospectus; or

                    (2) the execution and delivery by the Bank of the
               Indenture, the Notes, this Agreement and any applicable Written Terms Agreement and the performance of its obligations thereunder; or

                    (3) the payment by the Bank, when due, of all sums which it may be liable to pay in respect of the Notes or under the Indenture, this Agreement or any applicable Written Terms Agreement in the currency in which they are stated to be payable;

          provided however, that with respect to (1) and (2) above, any agent offering securities or distributing the Prospectus in or from The Netherlands (whether electronically or otherwise) will be licensed or exempt pursuant to Articles 7 and 10 inclusively of the Securities Market Supervision Act 1995.

          In themselves, none of the matters referred to in (C)(1) through
          (C)(3) above, conflicts or will conflict with or result in a breach of any provision of (or constitute a breach of or default under):

                    (1) the Articles of Association; or

                    (2) any law or generally applicable regulation of The
               Netherlands to which the Bank is subject which would make the Indenture, this Agreement or any applicable Written Terms Agreement, or parts thereof, or the Notes null and void or subject to avoidance or nullification in The Netherlands.

               (D) the statements in the Registration Statement, as then amended or supplemented, under Item 15, first paragraph, insofar as such statements constitute summaries of the legal matters, referred to therein, fairly summarize the matters referred to therein.

               (E) the agreement of the Bank that the Indenture, the Notes, this Agreement and any applicable Written Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York is legal, valid and binding, and the courts of The Netherlands will observe and give effect to the choice of the laws of the State of New York as the law governing such documents in any proceedings in relation to such documents, but when applying the laws of the State of New York as the law governing such documents, the courts of competent jurisdiction of The Netherlands, if any, by virtue of the 1980 Rome Convention on the Law Applicable to Contractual Obligations ( the "Rome Convention"):

                    (1) may give effect to the mandatory rules of law of
               another country with which the situation has a close connection, if and insofar as, under the law of the latter country, those rules must be applied whatever the law applicable to such documents (a limitation on the chosen law arising under article 7 (1) of the Rome Convention);

                    (2) will apply the law of The Netherlands in a situation
               where it is mandatory irrespective of the law otherwise applicable to such documents (a limitation on the chosen laws arising under article 7 (2) of the Rome Convention);

                    (3) may refuse to apply the laws of the State of New York
               if such application is manifestly incompatible with the public policy of The Netherlands (a limitation on the chosen laws arising under article 16 of the Rome Convention); and

                    (4) shall have regard to the law of the country in which
               performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance (article 10(2) of the Rome Convention).

               (F) the submission by the Bank to the exclusive jurisdiction of the courts in New York in respect of any proceedings arising out of or in relation to the Indenture, the Notes, this Agreement and any applicable Written Terms Agreement is valid and legally binding upon the Bank. Nevertheless, the president of a competent District Court (Arrondissementsrechtbank) in The Netherlands, in any matter where the plaintiff seeks provisional measures in summary proceedings (kort geding) or levy a prejudgment attachment, may assume jurisdiction notwithstanding a contractual submission to jurisdiction; the waiver by the Bank of any objection to the venue of a proceeding of a New York Court is legal, valid and binding.

               (G) when the Notes have been validly executed on behalf of the Bank and, authenticated, delivered and paid for in accordance with the terms of this Agreement and any applicable Written Terms Agreement, they will constitute valid and legally binding obligations of the Bank enforceable in accordance with their respective terms. Each of the Indenture, this Agreement and any applicable Written Terms Agreement constitutes the valid and legally binding obligation of the Bank, enforceable in accordance with their respective terms.

          (ii) The opinion, dated as of such date, of Davis Polk & Wardwell, counsel for the Agents, to the effect that:

               (A) the Indenture has been duly qualified under the Trust Indenture Act and assuming that it has been duly authorized, executed and delivered by the Bank, it is a valid and binding agreement of the Bank, enforceable in accordance with its terms except that (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) the enforceability thereof is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law and (iii) a waiver of rights under any usury or stay law may be unenforceable;

               (B) assuming the forms of Notes have been duly authorized by the Bank as a matter of Dutch law, the forms of Notes have been duly authorized and established in conformity with the provisions of the Indenture and, if the Notes had been executed by the Bank and authenticated by the Trustee or its duly appointed agent in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof on the date of such opinion, the Notes would be entitled to the benefits of the Indenture and would be valid and binding obligations of the Bank, enforceable in accordance with their respective terms except (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally, (ii) the enforceability thereof is subject to general principles of equity regardless of whether such enforceability is considered at a proceeding in equity or at law, and (iii) a waiver of rights under any usury or stay law may be unenforceable;

               (C) the execution and delivery by the Bank of the Notes, the Indenture, this Agreement and any applicable Written Terms Agreement and the performance by the Bank of its obligations under such agreements will not contravene any provision of applicable U.S. Federal or New York State law and no consent, approval, authorization or order of or qualification with any U.S. Federal or New York State governmental body or agency is required for the performance by the Bank of its obligations under this Agreement, the Notes, the Indenture and any applicable Written Terms Agreement, except that no opinion is expressed with respect to (i) the applicability of the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes, (ii) the applicability of any commodities law, rule or regulation in connection with the offer, sale, issuance or performance of any Notes, the payment of principal or interest on which, or any other payments with respect to which will be determined by reference to one or more currencies, exchange rates, commodity prices, securities of entities unaffiliated with the Bank, baskets of such securities, equity indices or other factors or
          (iii) whether the purchase of the Notes constitutes a "prohibited transaction" under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended;

               (D) the statements relating to legal matters, documents or proceedings included in the Prospectus, as then amended or supplemented, under the captions "Description of Debt Securities", "Description of Notes", "Plan of Distribution" and "Forms of Securities -- Limitations on Issuance of Bearer Securities", in each case fairly summarizes in all material respects such matters, documents and proceedings;

               (E) such counsel confirms (i) its opinion set forth in the Supplemental Prospectus, under the caption, "United States Federal Taxation" and (ii) that, subject to the qualifications set forth therein, the discussion set forth in the Supplemental Prospectus under such caption is an accurate summary of the U.S. federal income tax matters described therein;

               (F) the Bank is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be required to register as, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

               (G) nothing has come to the attention of such counsel that causes such counsel to believe that (1) the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) do not comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; (2) the Registration Statement or the Base Prospectus included therein (except for the financial statements, financial schedules and other financial and statistical data included therein, and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (3) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as of the date such opinion is delivered, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that in the case of an opinion delivered on the Commencement Date or pursuant to
          Section 5(b), the opinion and belief set forth in clauses (1), (2) and (3) above shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Base Prospectus.

     Notwithstanding the foregoing, the opinions described in subparagraphs
(B), (C), (D) and (G) (2), (3) and (4) of paragraph (b)(ii) above, when contained in an opinion delivered on the Commencement Date or pursuant to Section 5(b), shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to Notes the payments of principal or interest on which, or any other payments with respect to which, will be determined by reference to one or more currency exchange rates, commodity prices, securities of entities unaffiliated with the Bank, baskets of such securities, equity indices or other factors.

     With respect to subparagraph (G) of paragraph (b)(ii) above, Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified.

          (iii) The opinion, dated as of such date, of Laura Schisgall, Esq., Senior Vice President and Assistant General Counsel, to the effect that:

               (A) ABN AMRO Financial Services, Inc. is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as amended or supplemented;

               (B) each of LaSalle Bank National Association, Standard Federal Bank, ABN AMRO North America, Inc. and ABN AMRO North American Holdings, Inc. (each a "U.S. Material Subsidiary") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the power and authority (corporate and other) to own its property and to conduct its business as described in the Prospectus, as amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Bank and its consolidated subsidiaries, taken as a whole; and

               (C) each of the U.S. Material Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all U.S., federal, state, local and other governmental authorities, all U.S. self-regulatory organizations and all U.S. courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, as amended or supplemented, except to the extent that the failure to obtain or file would not have a material adverse effect on the Bank and its consolidated subsidiaries, taken as a whole.

     The opinions of Clifford Chance Limited Liability Partnership and Laura Schisgall, Esq. described in paragraph (b)(i) and (iii) above shall be rendered to you at the request of the Bank and shall so state therein.

     (c) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, you shall have received a certificate of the Bank, dated the Commencement Date or such Settlement Date, as the case may be, and signed by two authorized signatories of the Bank, to the effect set forth in subparagraph (a)(iii) above, and to the effect that the representations and warranties of the Bank contained in this Agreement are true and correct as of such date, that the Bank has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date and as to such other matters as you shall reasonably request.

     (d) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, the Bank's independent auditors shall have furnished to you a letter or letters, dated as of the Commencement Date or such Settlement Date, as the case may be, in form and substance satisfactory to you containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, as then amended or supplemented; provided that each letter so furnished shall use a "cut-off date" no more than three business days prior to the date of such letter.

     (e) On the Commencement Date and on each Settlement Date, the Bank shall have furnished to you such appropriate further information, certificates and documents as you may reasonably request.

     5. Additional Agreements of the Bank. (a) Each time the Registration Statement or Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for (i) the specific terms of the Notes or (ii) a change you deem to be immaterial), the Bank will deliver or cause to be delivered forthwith to you a certificate signed by an executive officer of the Bank, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in

Section 4(c) relating to the Registration Statement or the Prospectus as amended or supplemented to the time of delivery of such certificate.

     (b) Each time the Bank furnishes a certificate pursuant to Section 5(a) (other than any amendment or supplement to the Registration Statement or Prospectus caused by the filing of a Report on Form 6-K unless you shall reasonably request based on disclosure included or omitted from such Report), the Bank will furnish or cause to be furnished forthwith to you a written opinion of counsel for the Bank. Any such opinion shall be dated the date of such amendment or supplement, as the case may be, shall be in a form satisfactory to you and shall be of the same tenor as the opinions referred to in Section 4(b), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of such opinion, counsel last furnishing such an opinion to you may furnish to you a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter.)

     (c) Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Prospectus, the Bank shall cause its independent auditors forthwith to furnish you with a letter, dated the date of such amendment or supplement, as the case may be, in form satisfactory to you, of the same tenor as the letter referred to in Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter; provided that each letter so furnished shall use a "cut-off date" no more than three business days prior to the date of such letter.

     6. Indemnification and Contribution. (a) The Bank agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Bank shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to you furnished to the Bank in writing by you expressly for use therein.

     (b) You agree to indemnify and hold harmless the Bank, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Bank within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Bank to you, but only with reference to information relating to you furnished to the Bank in writing by you expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to paragraph (a) above, and by the Bank, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there were to be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Notes, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand and you on the other hand from the offering of such Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank on the one hand and you on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and you on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Bank bear to the total discounts and commissions received by you in respect thereof. The relative fault of the Bank on the one hand and of you on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank or by you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Bank and you agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6, you shall not be
required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in paragraph (d) above that were offered and sold to the public through you exceeds the amount of any damages that you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Bank, its officers and you set forth in or made pursuant to this Agreement or any Terms Agreement will remain operative and in full force and effect regardless of any termination of this Agreement or any such Terms Agreement, any investigation made by or on behalf of you or any person controlling you or by or on behalf of the Bank, its officers or directors or any person controlling the Bank and acceptance of and payment for any of the Notes.

     7. Position of the Agents. In acting under this Agreement and in connection with the sale of any Notes by the Bank (other than Notes sold to you pursuant to a Terms Agreement), you are acting solely as agents of the Bank and do not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. You shall make reasonable efforts to assist the Bank in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by you and accepted by the Bank, but you shall not have any liability to the Bank in the event any such purchase is not consummated for any reason. If the Bank shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Bank shall hold you harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to you the commission you would have received had such sale been consummated.

     8. Offering Restrictions. (a) If any Notes are to be offered outside the United States, you will not offer or sell any such Notes in any jurisdiction if such offer or sale would not be in compliance with any applicable law or regulation or if any consent, approval or permission is needed for such offer or sale by you or for or on behalf of the Bank unless such consent, approval or permission has been previously obtained. Subject to the obligations of the Bank set forth in Section 3 of this Agreement, the Bank shall have no responsibility for, and you will obtain, any consent, approval or permission required by you for the subscription, offer, sale or delivery by you of Notes, or the distribution of any offering materials, under the laws and regulations in force in any jurisdiction to which you are subject or in or from which you make any subscription, offer, sale or delivery.

     (b) You will not offer or sell any securities anywhere in the world except in compliance with the requirements of the Dutch Securities Market Supervision Act 1995 (Wet toezicht effectenverkee).

     9. Termination. This Agreement may be terminated at any time either by the Bank or by you upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of either parties hereto accrued or incurred prior to such termination. The termination of this Agreement shall not require termination of any Terms Agreement, and the termination of any such Terms Agreement shall not require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(a), the last sentence of Section 3(b) and Sections 3(c), 3(h), 6, 7, 10, 11 and 13 shall survive; provided that if at the time of termination an offer to purchase Notes has been accepted by the Bank but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 1, 2(b), 2(c), 3(a), 3(d), 3(e), 3(f), 3(g), 3(i), 4 and 5 shall also survive until such delivery has been made.

     10. Advertisements. You agree not to publish or cause to be published or use any written notice, circular, advertisement, letter or communication relating to any offering or proposed offering of the Notes, including, without limitation, any communications within the meaning of Rule 134 under the Securities Act, other than the Prospectus relating to the particular Notes, without the prior written consent of the Bank.

     11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Agents, at the address beneath such Agent's signature on the signature page hereof; or, if sent to the Bank, will be mailed, delivered or telefaxed and confirmed to the Bank at 250 Bishopsgate, London EC2M 4AA, England, Attention: SEDD-New Issues, with a copy to Deanna Kirkpatrick, Esq., Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 (telefax number: 212-450-3135) and Laura Schisgall, Esq., ABN AMRO Incorporated, 55 East 52nd Street, New York, New York 10055 (telefax number:
212-932-0663).

     12. Successors. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in
Section 6 and the purchasers of Notes (to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.

     13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     14. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

     15. Submission to Jurisdiction. The Bank agrees that any legal suit, action or proceeding brought by any Agent or by any person controlling any Agent, arising out of or based upon this Agreement may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such court in any suit, action or proceeding. The Bank has appointed Mark Egert, Esq., Chief Legal Officer, ABN AMRO WCS Holding Company, as its authorized agent (the "Authorized Agent") upon which process may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York by any Agent and the Bank expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable unless and until a successor authorized agent, located or with an office in the Borough of Manhattan, City and State of New York, shall have been appointed by the Bank and such appointment shall have been accepted by such successor authorized agent. The Bank represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Bank agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Bank shall be deemed, in every respect, effective service of process upon the Bank.

     16. Judgment Currency. The Bank, on the one hand, and the Agents severally, on the other hand, agree, to indemnify the other against loss incurred as a result of any judgment or order being given or made for any amount due hereunder or under the Notes and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified party would have been able to purchase United States dollars with the amount of the Judgment Currency actually received by it if such indemnified party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Bank and the Agents and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include an allowance for any customary or reasonable premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

     17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Bank and you.




                                            Very truly yours,

                                            ABN AMRO BANK N.V.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

The foregoing U.S. Distribution Agreement is hereby confirmed and accepted as of the date first above written.


                                            ABN AMRO FINANCIAL SERVICES, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                            Notices hereunder shall be sent to:

                                            ------------------------------------

                                            ------------------------------------

                                            Attention:
                                                      --------------------------

                                            Telefax:
                                                      --------------------------

The foregoing U.S. Distribution Agreement is hereby confirmed and accepted as of the date first above written.



                                            ABN AMRO INCORPORATED

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                            Notices hereunder shall be sent to:

                                            ------------------------------------

                                            ------------------------------------

                                            Attention:
                                                      --------------------------

                                            Telefax:
                                                      --------------------------

The foregoing U.S. Distribution Agreement is hereby confirmed and accepted as of the date first above written.



                                            ADVEST, INC.

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                            Notices hereunder shall be sent to:

                                            ------------------------------------

                                            ------------------------------------

                                            Attention:
                                                      --------------------------

                                            Telefax:
                                                      --------------------------

The foregoing U.S. Distribution Agreement is hereby confirmed and accepted as of the date first above written.



                                            FIRST INSTITUTIONAL SECURITIES, LLC

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                            Notices hereunder shall be sent to:

                                            ------------------------------------

                                            ------------------------------------

                                            Attention:
                                                      --------------------------

                                            Telefax:
                                                      --------------------------

The foregoing U.S. Distribution Agreement is hereby confirmed and accepted as of the date first above written.



                                            FIRST UNION SECURITIES, INC.

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                            Notices hereunder shall be sent to:

                                            ------------------------------------

                                            ------------------------------------

                                            Attention:
                                                      --------------------------

                                            Telefax:
                                                      --------------------------

The foregoing U.S. Distribution Agreement is hereby confirmed and accepted as of the date first above written.



                                            H & R BLOCK FINANCIAL ADVISORS

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                            Notices hereunder shall be sent to:

                                            ------------------------------------

                                            ------------------------------------

                                            Attention:
                                                      --------------------------

                                            Telefax:
                                                      --------------------------

The foregoing U.S. Distribution Agreement is hereby confirmed and accepted as of the date first above written.



                                            LADENBURG THALMANN & CO., INC.



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                            Notices hereunder shall be sent to:

                                            ------------------------------------

                                            ------------------------------------

                                            Attention:
                                                      --------------------------

                                            Telefax:
                                                      --------------------------

The foregoing U.S. Distribution Agreement is hereby confirmed and accepted as of the date first above written.



                                            MCDONALD INVESTMENTS, INC.

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                            Notices hereunder shall be sent to:

                                            ------------------------------------

                                            ------------------------------------

                                            Attention:
                                                      --------------------------

                                            Telefax:
                                                      --------------------------

The foregoing U.S. Distribution Agreement is hereby confirmed and accepted as of the date first above written.



                                            RYAN, BECK & COMPANY

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                            Notices hereunder shall be sent to:

                                            ------------------------------------

                                            ------------------------------------

                                            Attention:
                                                      --------------------------

                                            Telefax:
                                                      --------------------------

The foregoing U.S. Distribution Agreement is hereby confirmed and accepted as of the date first above written.



                                            FERRIS BAKER WATTS, INC.

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                            Notices hereunder shall be sent to:

                                            ------------------------------------

                                            ------------------------------------

                                            Attention:
                                                      --------------------------

                                            Telefax:
                                                      --------------------------

                                                                       EXHIBIT A


                               ABN AMRO BANK N.V.
                           SELLING AGENCY INVITATION


                                                     Date: [                  ]
To: [Agents]

Reference is made to the U.S. Distribution Agreement dated [ , 2002] among ABN AMRO Bank N.V. (the "Issuer") and the Agents named therein (the "Distribution Agreement"). Terms not otherwise defined herein shall have the respective meanings assigned to them in the Distribution Agreement.

You are hereby invited to participate in the offering of the Securities described below for the purposes of soliciting and receiving offers to purchase the Securities from the Issuer by others.

The Securities

Issuer:                                     ABN AMRO Bank N.V.
Title:                                      [  ]
Issue Size:                                 [  ]
Coupon:                                     [  ]
Denominations:                              [  ]
Issue Price:                                [  ]
Sales Commission:                           [  ]
Proposed Issue Date:                        [  ]
Maturity Date:                              [  ]
Start of Selling Period/
     Launch Date:                           [  ]
Closing Date:                               [  ]
Start of Selling Period:                    [  ]

The terms and conditions of the Securities are set out in the prospectus (the "Prospectus") to be used in connection with the offering of the Securities. The Issuer will supply you with a reasonable number of copies of the Prospectus upon request.


                                            Very truly yours,


                                            ABN AMRO BANK N.V.

                                                                       EXHIBIT B



                               ABN AMRO BANK N.V.

                       GLOBAL MEDIUM-TERM NOTES, SERIES A

                             NOTES TERMS AGREEMENT


                                                                         , 200
                                            -----------------------------     --


ABN AMRO Bank N.V.

Attention:

         Re:   U.S. Distribution Agreement dated o, 2002 (the
               "U.S. Distribution Agreement")
               -----------------------------------------------------

     The undersigned agrees to purchase your Global Medium-Term Notes, Series A, having the following terms:

All Notes                     Fixed Rate Notes                Floating Rate Notes
--------------------------    ----------------------------    ----------------------------
Principal Amount:             Interest Rate:                  Base Rate:

Purchase Price:               Applicability of Modified       Index Maturity:
                              Payment upon Acceleration:
Price to Public:              If yes, state issue price:      Index Currency:

Settlement Date and Time:     Amortization Schedule:          Spread (Plus or Minus):

Place of Delivery:            Applicability of Annual         Spread Multiplier:
                              Interest Payments:

Specified Currency:           Denominated Currency (if        Alternate Rate Event Spread:
                              any):

Original Issue Date:          Indexed Currency or             Initial Interest Rate:
                              Currencies (if any):

Interest Accrual Date:        Payment Currency (if any):      Initial Interest Reset Date:




                                      B-1



All Notes                     Fixed Rate Notes                Floating Rate Notes
---------------------------   --------------------------      -----------------------------
Maturity Date:                Exchange Rate Agent (if         Interest Reset Dates:
                              any):

Optional Repayment Date(s):   Reference Dealers:              Interest Reset Period:

Optional Redemption           Face Amount (if any):           Maximum Interest Rate:
Date(s):

Initial Redemption Date:      Fixed Amount of each            Minimum Interest Rate:
                              Indexed Currency (if any):

Initial Redemption            Aggregate Fixed Amount of       Interest Payment Period:
Percentage:                   each Indexed Currency (if
                              any):

Annual Redemption             Applicability of Issuer's       Calculation Agent:
Percentage Reduction:         Option to Extend Original
                              Maturity Date:

Ranking:                      If yes, state Final Maturity    Reporting Service:
                              Date:

Other Provisions:                                             Variable Rate Renewable
                                                              Notes:
                                                              Redemption Dates:
                                                              Redemption Percentage:
                                                              Initial Maturity Date:
                                                              Final Maturity Date:
                                                              Applicability of Issuer's
                                                              Option to Reset Spread or
                                                              Spread Multiplier:

     The provisions of Sections 1, 2(b) and 2(c), 3 through 6, 8 and 10 through 14 of the U.S. Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

     This Agreement is also subject to termination on the terms incorporated by reference herein. If this Agreement is terminated, the provisions of Sections 3(h), 6, 10, 11, and 13 of the U.S. Distribution Agreement shall survive for the purposes of this Agreement.

     The following information, opinions, certificates, letters and documents referred to in Section 4 of the U.S. Distribution Agreement will be required:
____________________.

ABN AMRO FINANCIAL SERVICES, INC.          ABN AMRO INCORPORATED


By:                                       By:
    ----------------------------------        ----------------------------------
       Name:                                  Name:
       Title:                                 Title:



ADVEST, INC.                               FIRST INSTITUTIONAL SECURITIES, LLC


By:                                       By:
    ----------------------------------        ----------------------------------
    Name:                                     Name:
    Title:                                    Title:



FIRST UNION SECURITIES, INC.               H&R BLOCK FINANCIAL ADVISORS


By:                                       By:
    ----------------------------------        ----------------------------------
    Name:                                     Name:
    Title:                                    Title:



LADENBURG THALMANN & CO., INC.             MCDONALD INVESTMENTS, INC.


By:                                       By:
    ----------------------------------        ----------------------------------
    Name:                                     Name:
    Title:                                    Title:



RYAN, BECK & COMPANY                       FERRIS BAKER WATTS, INC.


By:                                       By:
   -----------------------------------        ----------------------------------
   Name:                                      Name:
   Title:                                     Title:



                                          Accepted:

                                          ABN AMRO BANK N.V.

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT C


                               ABN AMRO BANK N.V.

                       GLOBAL MEDIUM-TERM NOTES, SERIES A

                           ADMINISTRATIVE PROCEDURES


                             ----------------------


     Explained below are the administrative procedures and specific terms of the offering from time to time of Global Medium-Term Notes, Series A (the "Notes"), on a continuous basis by ABN AMRO Bank N.V. (the "Bank") pursuant to the U.S. Distribution Agreement, dated as of o, 2002 (as may be amended from time to time, the "Distribution Agreement") among the Bank, ABN AMRO Financial Services, Inc. and each Agent named therein (collectively or individually, the "Agent"). The Notes will be issued as senior indebtedness (the "Notes") of the Bank pursuant to the provisions of an indenture dated as of November 27, 2000 (as may be supplemented or amended from time to time, the "Indenture"), between the Bank and JP Morgan Chase Bank, formerly The Chase Manhattan Bank ("JPMorgan Chase"), as trustee.

     In the Distribution Agreement, upon appointment pursuant to a Selling Agency Invitation, the Agent has agreed to use reasonable efforts to solicit purchases of the Notes, and the administrative procedures explained below will govern the issuance and settlement of any Notes sold through the Agent, as agent of the Bank. The Agent, as principal, may also purchase Notes for its own account, and if requested by the Agent, the Bank and the Agent will enter into a terms agreement (a "Terms Agreement"), as contemplated by the Distribution Agreement. The administrative procedures explained below will govern the issuance and settlement of any Notes purchased by the Agent, as principal, unless otherwise specified in the applicable Terms Agreement.

     JPMorgan Chase will be the Registrar, Calculation Agent, Authenticating Agent and Paying Agent for the Notes and in each case, will perform the duties specified herein. Each Note will be represented by either (i) a Global Note and (as defined below) delivered to JPMorgan Chase, as agent for The Depository Trust Bank ("DTC"), and recorded in the book-entry system maintained by DTC (in the case of a Note, a "Book-Entry Note" or (ii) a certificate delivered to the holder thereof or a person designated by such holder, a "Certificated Note". Except as set forth in the Indenture, an owner of a Book-Entry Note, as the case may be, will not be entitled to receive a Certificated Note.

     Book-Entry Notes, which may be payable in either U.S. dollars or other specified currencies, will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC's operating procedures. Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof.

     Unless otherwise defined herein, terms defined in the Indenture or any Prospectus Supplement relating to the Notes shall be used herein as therein defined.

     The Bank will advise the Agent in writing of the employees of the Bank with whom the Agent is to communicate regarding offers to purchase Notes and the related settlement details.

             PART I: ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES


     In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, JPMorgan Chase will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under (i) a Letter of Representations from the Bank and JPMorgan Chase to DTC, dated as of o, 2002, for medium-term notes, (ii) a global Letter of Representations delivered by the Bank and JPMorgan Chase to DTC for mandatorily exchangeable securities dated as of o, 2002, (iii) a global Letter of Representations delivered by the Bank and JPMorgan Chase to DTC for optionally exchangeable securities dated as of o, 2002 (the Letter of Representations referred to in clauses (i), (ii) and (iii) are referred to collectively as the "Letter of Representations"), and (iv) a Medium-Term Note Certificate Agreement between JPMorgan Chase and DTC, dated as of March 10, 1987, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:         On any date of settlement (as defined under "Settlement"
                  below) for one or more Book-Entry Notes, the Bank will issue, in the case of the Notes, a single global Note in fully registered form without coupons (a "Global Note") representing up to U.S. $400,000,000 principal amount of all such Notes that have the same Original Issue Date, Maturity
                  Date and other terms. Each Global Note will be dated and issued as of the date of its authentication by JPMorgan
                  Chase. Each Global Note, will bear an "Interest Accrual
                  Date," which will be (i) with respect to an original Global
                  Note (or any portion thereof), its original issuance date and
                  (ii) with respect to any Global Note (or any portion thereof) issued subsequently upon exchange of a Global Note, or in lieu of a destroyed, lost or stolen Global Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Note or Notes
                  (or if no such payment or provision has been made, the original issuance date of the predecessor Global Note), regardless of the date of authentication of such subsequently issued Global Note. Book-Entry Notes may be payable in either
                  U.S. dollars or other specified currencies. No Global Note will represent, any Certificated Note, as the case may be.

                  If the Pricing Supplement (as defined herein) provides for an extended offering period beyond the Original Issue Date, then on any subsequent date of settlement for Notes having the same Original Issue Date, Maturity Date and other terms as the Notes represented by such Global Note, JPMorgan Chase will annotate the Global Note to indicate the change in aggregate principal amount. Upon such annotation, JPMorgan Chase, by means of an instruction originated through DTC's Deposit/Withdrawal at Custodian (DWAC) system, will inform DTC to reflect an increase to the aggregate principal amount of the Notes.

Denominations:    Book-Entry Notes will be issued in principal amounts of U.S.
                  $1,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000 or, if such Book-Entry Notes are issued in a currency other than U.S. dollars, principal amounts of such currency in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such currency), unless otherwise indicated in the applicable Pricing Supplement, will be denominated in principal amounts not in excess of U.S.$400,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of U.S. $400,000,000, would, but for the preceding sentence, be represented by a single Global Note, then one
                  Global Note will be issued to represent each U.S.
                  $400,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Note, will be issued to represent any remaining principal amount of such Book-Entry
                  Note or Notes. In such a case, each of the Global Notes representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Preparation of
Pricing Supplement: If any order to purchase a Book-Entry Note is accepted by or on behalf of the Bank, the Bank will prepare a pricing supplement (a "Pricing Supplement") reflecting the terms of such Note. The Bank (i) will arrange to file an electronic format document, in the manner prescribed by the EDGAR Filer Manual, of such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act, (ii) will, promptly and in any event not later than the date on which such Pricing Supplement is filed with the Commission, deliver the number of copies of such Pricing Supplement to the Agent as the Agent shall reasonably request and (iii) will, on the Agent's behalf, promptly file five copies of such Pricing Supplement with the National Association of Securities Dealers, Inc. (the "NASD"). The Agent will cause such Pricing Supplement to be delivered to the purchaser of the Note.

                  In each instance that a Pricing Supplement is prepared, the Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:       The receipt by the Bank of immediately available funds in
                  payment for a Book-Entry Note and the authentication and issuance of the Global Note representing such Note shall constitute "settlement" with respect to such Note. All orders accepted by the Bank will be settled on the fifth Business
                  Day pursuant to the timetable for settlement set forth below unless the Bank and the purchaser agree to settlement on another day, which shall be no earlier than the next Business
                  Day.

Settlement        Procedures: Settlement Procedures with regard to each
                  Book-Entry Note sold by the Bank to or through the Agent
                  (unless otherwise specified pursuant to a Terms Agreement), shall be as follows:

        A. In the case of a Book-Entry Note, the Agent will advise the Bank by telephone that such Note is a Book-Entry Note and of the following settlement information:

                   1.      Principal amount.

                   2.      Maturity Date.

                   3. In the case of a Fixed Rate Book-Entry Note, the Interest Rate, whether such Note will pay interest annually, semiannually or quarterly or, in the case of a Floating Rate Book-Entry Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Index Currency, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

                   4.   Redemption or repayment provisions, if any.

                   5.   Ranking.

                   6.   Settlement date and time (Original Issue Date).

                   7.   Interest Accrual Date.

                   8.   Price.

                   9. Agent's commission, if any, determined as provided in the Distribution Agreement.

                  10. Whether the Note is an Original Issue Discount Note (an "OID Note"), and if it is an OID Note, the applicability of Modified Payment upon Acceleration (and, if so, the Issue Price).

                  11. Whether the Bank has the option to reset the Spread or Spread Multiplier of the Note.

                  12. Whether the Note is an Optionally Exchangeable Note, a Mandatorily Exchangeable Note, or any form of exchangeable Note.

                  13.   Any other applicable provisions.

        B. The Bank will advise JPMorgan Chase by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in "Settlement Procedure" "A" and "B" above, as applicable. JPMorgan Chase will then assign a CUSIP number to the Global Note representing a Note and will notify the Bank and the Agent of such CUSIP number(s) by telephone as soon as practicable, except that for Optionally Exchangeable and Mandatorily Exchangeable
                  Notes the Agent will obtain a CUSIP number for the Global
                  Note representing such Note and will notify the Bank and JPMorgan Chase of such CUSIP number(s) by telephone as soon as practicable.

        C. JPMorgan Chase will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, the Agent and Standard & Poor's Corporation:

                  1. The information set forth in "Settlement Procedure" "A" and "B" above, as applicable.

                  2. The Initial Interest Payment Date for the Notes the number of days by which such date succeeds the related DTC Record Date and, if known, amount of interest payable on such Initial Interest Payment Date.

                  3.    The CUSIP number of the Global Note.

                  4. Whether the Global Note will represent any other Book-Entry Note (to the extent known at such time).

                  5. The number of Participant accounts to be maintained by DTC on behalf of the Agent and JPMorgan Chase.

        D. JPMorgan Chase will, as applicable, authenticate, complete and deliver the Global Note representing the Note.

        E. DTC will credit such Note to Chase's participant account at DTC.

        F. JPMorgan Chase will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit the Note, as the case may be, to Chase's participant account and credit such Note to the Agent's participant account and (ii) debit the Agent's settlement account and credit Chase's settlement account for an amount equal to the price of such Note, less the Agent's commission, if any. The entry of such a deliver order shall constitute a representation and warranty by JPMorgan Chase to DTC that (a) the Global Note representing a Book-Entry Note has been issued and authenticated and (b) JPMorgan Chase is holding such Global Note pursuant to the Medium- Term Note Certificate Agreement between JPMorgan Chase and DTC.

        G. Unless the Agent is the end purchaser of a Note, the Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Agent for an amount equal to the price of such Note.

        H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

        I. JPMorgan Chase will credit to the account of the Bank maintained at ABN AMRO, New York, in funds available for immediate use in the amount transferred to JPMorgan Chase in accordance with "Settlement Procedure" "G".

        J. Unless the Agent is the end purchaser of the Note, the Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

        K. Monthly, JPMorgan Chase will send to the Bank a statement setting forth the principal amount of Notes outstanding as of that date under the Indentures, and setting forth a brief description of any sales of which the Bank has advised JPMorgan Chase that have not yet been settled.

Settlement
Procedures
Timetable:        For sales by the Bank of Book-Entry Notes to or through the
                  Agent (unless otherwise specified pursuant to a Terms
                  Agreement) for settlement on the first Business Day after the sale date, Settlement Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times in New York City set forth below:

                     Settlement
                      Procedure                 Time
                     ----------                 ----
                        A             11:00 A.M. on the sale date
                        B             11:00 A.M. on the sale date
                        C             12:00 Noon on the sale date
                        D             2:00 P.M. on the sale date
                        E             9:00 A.M. on the settlement date
                        F             10:00 A.M. on the settlement
                                      date
                        G-H           2:00 P.M. on the settlement date
                        I             4:45 P.M. on the settlement date
                        J-K           5:00 P.M. on the settlement date

                  If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B", "C" and "D" shall be completed as soon as practicable but no later than 11:00 A.M., 11:00 A.M., 12 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that "Settlement



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                  Procedure" "A" is completed, "Settlement Procedure" "C" and
                  "D" shall be completed as soon as such rate has been determined but no later than 12 Noon and 2:00 P.M., respectively, on the first Business Day before the settlement date. "Settlement Procedure" "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                  If settlement of a Book-Entry Note is rescheduled or canceled, JPMorgan Chase, after receiving notice from the Bank or the Agent, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.


Failure to
Settle: If JPMorgan Chase fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to "Settlement Procedure" "G", JPMorgan Chase may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to Chase's participant account, provided that Chase's participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount or face amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Note, JPMorgan Chase will mark such Global Note "canceled," make appropriate entries in Chase's records and send such canceled Global Note to the Bank. The CUSIP number assigned to such Global Note shall, in accordance with the procedures of the CUSIP Service Bureau of Standard & Poor's Corporation, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, JPMorgan Chase will exchange such Global Note for two Global Notes one of which shall represent such Book-Entry Note



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



                  or Notes and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

                  If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "G" and "H", respectively. Thereafter, JPMorgan Chase will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                  Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

                  In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Note JPMorgan Chase will provide, in accordance with Settlement Procedures "E" and "G", for the authentication and issuance of a Global Note representing the Book- Entry Notes to be represented by such Global Note and will make appropriate entries in its records.


PART II:          ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

                  JPMorgan Chase will serve as registrar in connection with the Certificated Notes.

Issuance:         Each Certificated Note will be dated and issued as of the
                  date of its authentication by JPMorgan Chase. Each
                  Certificated Note will bear an Original Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its



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


                  original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the original issuance date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Preparation of
Pricing
Supplement:      If any order to purchase a Certificated Note is accepted by or on behalf of the Bank, the Bank will prepare a pricing supplement (a "Pricing Supplement") reflecting the terms of such Note. The Bank (i) will arrange to file an electronic format document, in the manner prescribed by the EDGAR Filer Manual, of such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act, (ii) will, promptly and in any event not later than the date on which such Pricing Supplement is filed with the Commission, deliver the number of copies of such Pricing Supplement to the Agent as the Agent shall reasonably request and (iii) will, on the Agent's behalf, promptly file five copies of such Pricing Supplement with the NASD. The Agent will cause such Pricing Supplement to be delivered to the purchaser of the Note.

                  In each instance that a Pricing Supplement is prepared, the Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:       The receipt by the Bank of immediately available funds in
                  exchange for an authenticated Certificated Note delivered to the Agent and the Agent's delivery of such Note against receipt of immediately available funds shall constitute
                  "settlement" with respect to such Note. All offers accepted by the Bank will be settled on or before the fifth Business
                  Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Bank and the purchaser agree to settlement on another date.

Settlement        Procedures: Settlement Procedures with regard to each
                  Certificated Note sold by the Bank to or through the Agent
                  (unless otherwise specified pursuant to a Terms Agreement) shall be as follows:

                  A. In the case of Certificated Notes, the Agent will advise the Bank by telephone that such Note is a Certificated Note and of the following settlement information:

                        1. Name in which such Note is to be registered ("Registered Note Owner").

                        2. Address of the Registered Note Owner and address for payment of principal and interest.

                        3. Taxpayer identification number of the Registered Note Owner (if available).

                        4.    Principal amount.

                        5.    Maturity Date.

                        6. In the case of a Fixed Rate Certificated Note, the Interest Rate, whether such Note will pay interest annually or semiannually or, in the case of a Floating Rate Certificated Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Index Currency, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

                        7.    Redemption or repayment provisions, if any.

                        8.    Ranking.

                        9.    Settlement date and time (Original Issue Date).

                        10.   Interest Accrual Date.

                        11.   Price.

                        12. Agent's commission, if any, determined as provided in the Distribution Agreement.

                        13.   Denominations.

                        14.   Specified Currency.

                        15. Whether the Note is an OID Note, and if it is an OID Note, the applicability of Modified Payment upon Acceleration (and if so, the Issue Price).

                        16. Whether the Bank has the option to reset the Spread or Spread Multiplier of the Note.

                        17.   Any other applicable provisions.

                  B. The Bank will advise JPMorgan Chase by telephone or electronic transmission (confirmed in writing at any time on the sale date) of the information set forth in Settlement Procedure "A" and "B" above, as applicable.

                  C. The Bank will have delivered to JPMorgan Chase a pre-printed four-ply packet for each Note, which packet will contain the following documents in forms that have been approved by the Bank, the Agent and the Trustee, as applicable:

                        1.    Note with customer confirmation.

                        2.    Stub One - For JPMorgan Chase.

                        3.    Stub Two - For the Agent.

                        4.    Stub Three - For the Bank.

                  D. JPMorgan Chase will with respect to a Note, authenticate such Note and deliver it (with the confirmation) and Stubs One and Two to the Agent. The Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to JPMorgan Chase. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by the Agent for payment to the account of the Bank at JPMorgan Chase, or to such other account as the Bank shall have specified to the Agent and JPMorgan Chase in funds available for immediate use, of an amount equal to the price of such Note less the Agent's commission, if any. In the event that the instructions given by the Agent for payment to the account of the Bank are revoked, the Bank will as promptly as possible wire transfer to the account of the Agent an amount of immediately available funds equal to the amount of such payment made.

                  E. Unless the Agent is the end purchaser of such Note, the Agent will deliver such Note (with confirmation) to the customer against payment in immediately payable funds. The Agent will obtain the acknowledgment of receipt of such Note by retaining Stub Two.

                  F. JPMorgan Chase will send Stub Three to the Bank by first-class mail. Periodically, JPMorgan Chase will also send to the Bank a statement setting forth, in the case of the Notes, the principal amount of the Notes outstanding as of that date under the Indenture setting forth a brief description of any sales of which the Bank has advised JPMorgan Chase that have not yet been settled.

Settlement Procedures
Timetable:              For sales by the Bank of Certificated Notes to or
                        through the Agent (unless otherwise specified pursuant to a Terms Agreement), Settlement Procedures "A" through "G" set forth above shall be completed on or before the respective times in New York City set forth below:

                        Settlement
                         Procedure                 Time
                        ----------                 ----

                           A         2:00 P.M. on day before settlement date
                           B         2:00 P.M. on day before settlement date
                           C         3:00 P.M. on day before settlement date
                           D-E       2:15 P.M. on settlement date
                           F         3:00 P.M. on settlement date
                           G         5:00 P.M. on settlement date


Failure to Settle:      If a purchaser fails to accept delivery of and make
                        payment for any Certificated Note, the Agent will notify the Bank and JPMorgan Chase by telephone and return such Note to JPMorgan Chase. Upon receipt of such notice, the Bank will immediately wire transfer to the account of the Agent an amount equal to the amount previously credited thereto in respect to such Note.
                        Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by the Agent in the performance of its obligations hereunder and under the Distribution
                        Agreement, then the Bank will reimburse the Agent or JPMorgan Chase, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Bank.
                        Immediately upon receipt of the Certificated Note in respect of which such failure occurred, JPMorgan Chase will mark such note "canceled," make appropriate entries in Chase's records and send such Note to the Bank.